UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a–12

SAMSON OIL & GAS LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and 0–11.

	(1)	Title of each class of securities to which transaction applies:

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	(5)	Total fee paid:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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-i-

SAMSON OIL & GAS LIMITED

(ABN 25 009 069 005)

NOTICE OF GENERAL MEETING

EXPLANATORY MEMORANDUM

ANNEXURE A – U.S. PROXY STATEMENT

PROXY FORM

Date:	Tuesday, 27 September 2016

Time:	11.00 am AWST

Venue:	Level 1, AMP Building
140 St Georges Terrace
Perth, WA 6000

These documents should be read in their entirety. If shareholders are in doubt as to how they should vote, they should seek advice from their accountant, solicitor or other professional adviser prior to voting.

SAMSON OIL & GAS LIMITED

(ABN 25 009 069 005)

NOTICE OF GENERAL MEETING

NOTICE IS HEREBY GIVEN that the general meeting of Samson Oil & Gas Limited will be held at Level 1, AMP Building, 140 St Georges Terrace, Perth, Western Australia 6000 on Tuesday, 27 September 2016 at 11.00 am (Perth, Western Australia time).

AGENDA

ORDINARY BUSINESS

Resolution 1 – Ratify Allotment of Shares

To consider, and if thought fit to pass, the following resolution as an ordinary resolution:

“That for the purpose of ASX Listing Rule 7.4 and all other purposes, the allotment on 12 April 2016 of 378,020,400 fully paid ordinary shares in the Company on the terms described in the explanatory memorandum which accompanied the notice convening this meeting be and is hereby ratified”.

Note:

The Company will disregard any votes cast on Resolution 1 by any person who participated in the allotment and any person associated with that person. However, the Company will not disregard any votes cast on Resolution 1 by such person if:

(a)	the person is acting as proxy for a person who is entitled to vote, in accordance with the directions on the Proxy Form; or

(b)	the person is the Chairman of the Meeting acting as proxy for a person who is entitled to vote, in accordance with a direction on the Proxy Form to vote as the proxy decides.

Resolution 2 – Approval of Future Issue of Shares

To consider and, if thought fit, to pass the following resolution as an ordinary resolution:

“That, for the purpose of Listing Rule 7.1, and for all other purposes, approval is given for the issue of up to 300,000,000 Shares, to investors not classified as related parties of the Company, for the purpose and on the terms set out in the explanatory memorandum that accompanied the notice convening this meeting”

Note:

The Company will disregard any votes cast on Resolution 2 by any person who may participate in the proposed issue and any person who might obtain a benefit (except a benefit solely in the capacity of a holder of ordinary securities) if the Resolution 2 is passed, and any person associated with those persons. However, the Company will not disregard any votes cast on Resolution 2 by such person if:

(a)	the person is acting as proxy for a person who is entitled to vote, in accordance with the directions on the proxy form; or

(b)	the person is the Chairman of the Meeting acting as proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.

Notice of General Meeting 27 September 2016 2

PROXIES

In accordance with section 249L of the Corporations Act 2001, members are advised that:

•	each member has a right to appoint a proxy;
•	the proxy need not be a member of the Company;

•	a member who is entitled to cast two or more votes may appoint two proxies and may specify the proportion or number of votes each proxy is appointed to exercise. If no proportion or number is specified, then in accordance with section 249X(3) of the Corporations Act 2001, each proxy may exercise one-half of the votes.

In accordance with section 250BA of the Corporations Act 2001, the Company specifies the following information for the purposes of receipt of proxy appointments:

Registered Office:	Level 16, AMP Building, 140 St Georges Terrace, Perth, WA 6000

Facsimile Number:	(08) 9220 9820 (international number: +61 8 9220 9820)

Postal Address:	PO Box 7654, Cloisters Square, Perth, WA 6850

Each member entitled to vote at the General Meeting has the right to appoint a proxy to attend and vote at the meeting on his behalf. The member may specify the way in which the proxy is to vote on each resolution or may allow the proxy to vote at his discretion.

The instrument appointing the proxy must be received by the Company at the address specified above at least 48 hours before the time notified for the Meeting (proxy forms can be lodged by facsimile). Proxy forms received after 11.00 am (AWST) on Sunday 25th September 2016 will be invalid.

In accordance with regulation 7.11.38 of the Corporations Regulations 2001, the Company determines that Shares held as at 5.00 pm (AWST) on Friday, 23 September 2016 will be taken, for the purposes of the General Meeting, to be held by the persons who held them at that time.

By Order of the Board

DENIS I RAKICH

Director/Company Secretary

26 August 2016

Notice of General Meeting 27 September 2016 3

SAMSON OIL & GAS LIMITED

(ABN 25 009 069 005)

EXPLANATORY MEMORANDUM TO SHAREHOLDERS

1.	Introduction

This Explanatory Memorandum has been prepared for the information of shareholders of Samson Oil & Gas Limited in connection with the business to be transacted at the General Meeting of the Company to be held on Tuesday, 27 September 2016

At that Meeting, Shareholders will be asked to consider resolutions:

•	ratifying an allotment of Shares; and

•	approving a future issue of Shares.

The purpose of this Explanatory Memorandum is to provide information that the Board believes to be material to Shareholders in deciding whether or not to pass those resolutions. The Explanatory Memorandum explains the resolutions and identifies the Board’s reasons for putting them to Shareholders. It should be read in conjunction with the accompanying Notice of Meeting.

2.	Glossary

The following terms and abbreviations used in this Explanatory Memorandum have the following meanings:

ASIC	Australian Securities and Investments Commission.

ASX	ASX Limited (ACN 008 624 691), trading as the Australian Securities Exchange.

ASX Listing Rules or Listing Rules	The Official Listing Rules of the ASX, as amended from time to time.

Board	The board of directors of the Company.

Constitution	The constitution of the Company.

Corporations Act	Corporations Act 2001 (Cth.).

Director	A director of the Company.

General Meeting or Meeting	The general meeting of the Company to be held on Tuesday, 27 September 2016

Notice of Meeting	The notice convening the General Meeting which accompanies this Explanatory Memorandum.

Notice of General Meeting 27 September 2016 1

Samson or Company	Samson Oil & Gas Limited (ABN 25 009 069 005).

Samson Shares or Shares	Fully paid ordinary shares in the Company.

Shareholder	A registered holder of a Share.

3.	Resolution 1 – Ratify Allotment of Shares

On 12 April 2016 the Company issued a total of 378,020,400 Shares. The issue raised A$1.8 million (before costs of the issue).

The purpose of this issue was to fund part of the purchase price on the acquisition of the Foreman Butte Project, and for general working capital.

Listing Rule 7.1 prohibits a company from issuing equity securities representing more than 15% of its expanded capital in any 12 month period without first obtaining shareholder approval.

Listing Rule 7.4 allows a company to seek ratification by shareholders of an issue of which has been made without approval under Listing Rule 7.1 provided the issue did not breach Listing Rule 7.1.

As the issue the subject of Resolution 1 was not in breach of Listing Rule 7.1 and was not previously approved by Shareholders, the Board now seeks Shareholder ratification of that issue pursuant to Listing Rule 7.4.

The effect of passing Resolution 1 will be to refresh the Company’s 15% capacity under Listing Rule 7.1 to the extent of the 378,020,400 Shares issued on 12 April 2016.

For the purposes of Listing Rule 7.5, the following information is provided in relation to Resolution 1:

(1)	The total number of Shares issued was 378,020,400.
(2)	The Shares were issued at a price of A$0.00485 each.
(3)	The Shares rank equally in all respects with the Company's existing Shares.
(4)	The Shares were issued to professional and sophisticated investors that are not related parties to the Company.
(5)	The purpose of this issue was to fund part of the purchase price on the acquisition of the Foreman Butte Project, and for general working capital.
(6)	A voting exclusion statement for Resolution 1 is included in the Notice of Meeting.

Notice of General Meeting 27 September 2016 2

4.	Resolution 2 – Approval of Future Issue of Shares

Listing Rule 7.1 provides that, unless an exemption applies, a company must not, without prior approval of shareholders, issue or agree to issue securities if the securities will in themselves or when aggregated with any securities issued by the company during the previous 12 months, exceed 15% of the number of ordinary securities on issue at the commencement of that 12 month period.

Resolution 2 seeks Shareholder approval for the issue of up to 300,000,000 Shares, to investors not classified as related parties of the Company under the ASX Listing Rules. The purpose of Resolution 2 is to enable the Company to raise further funds by means of equity placements, to assist with its funding needs and other corporate activities, without utilising the Company's 15% placement capacity under Listing Rule 7.1.

If Shareholders do not approve Resolution 2 and the Company seeks to raise further funds through an issue of equity securities exceeding its 15% placement capacity, it would need to call another general meeting to approve that issue.

In compliance with the information requirements of Listing Rule 7.3, Shareholders are advised of the following information in relation to Resolution 2:

(1)	The maximum number of Shares to be issued will be 300,000,000.

(2)	The Shares will be issued by no later than 3 months after the date of the Meeting.

(3)	The issue price will be at least 80% of the volume weighted average market price for Shares, calculated over the last 5 days on which sales in Shares are recorded on the ASX before the day on which the issue is made or, if there is a prospectus, product disclosure statement or offer information statement relating to the issue, over the last 5 days on which sales in Shares are recorded before the date on which the prospectus, product disclosure statement or offer information statement is signed.

(4)	The Shares will be issued to professional and/or sophisticated investors that are not related parties of the Company.

(5)	The Shares will be fully paid ordinary shares in the capital of the Company and will upon issue rank equally in all respects with the existing Shares. The Company will apply to ASX for official quotation of the Shares.

(6)	Funds raised from the issue of Shares will be used for exploration and development of the Foreman Butte Project and general working capital.

(7)	The Directors have not yet determined the final issue date (if any) for the Shares the subject of Resolution 2. However, any issue of Shares will occur by no later than 3 months after the date of the Meeting, and the Shares may be issued progressively.

Notice of General Meeting 27 September 2016 3

(8)	A voting exclusion statement for Resolution 2 is included in the Notice of Meeting.

The Board recommends Shareholders vote in favour of Resolution 2.

5.	Action to be taken by Shareholders

Shareholders should read this Explanatory Memorandum carefully before deciding how to vote on the resolutions set out in the Notice of Meeting.

Attached to the Notice of Meeting is a proxy form for use by Shareholders. All Shareholders are invited and encouraged to attend the General Meeting or, if they are unable to attend in person, to complete, sign and return the proxy form to the Company in accordance with the instructions contained in the proxy form and the Notice of Meeting. Lodgement of a proxy form will not preclude a Shareholder from attending and voting at the General Meeting in person.

The Chairman intends to vote all undirected proxies in favour of both Resolutions to be considered at the Meeting. Therefore, if you do not wish the Chairman to vote your Shares in this manner as your proxy, you should either:

(a)	direct the Chairman how to vote on each Resolution;

(b)	appoint someone else to act as your proxy in accordance with the directions on the proxy form; or

(c)	attend the General Meeting in person to vote your Shares.

Notice of General Meeting 27 September 2016 4

NOTICE OF GENERAL MEETING
27 SEPTEMBER 2016

ANNEXURE “A”

SCHEDULE 14A PROXY STATEMENT

PURSUANT TO THE U.S. SECURITIES EXCHANGE ACT OF 1934

GENERAL INFORMATION

Proxy Solicitation

This proxy statement, in the form mandated by the U.S. Securities and Exchange Commission (the “SEC”) under United States securities laws (this “U.S. Proxy Statement”), is being furnished by the Board of Directors (the “Board”) of Samson Oil & Gas Limited, an Australian corporation (“we,” “us,” “Samson” or the “Company”), in connection with our solicitation of proxies for Samson’s general meeting of shareholders to be held at the Company’s headquarters at Level 1, AMP Building, 140 St. Georges Terrace, Perth, Western Australia 6000 on September 27, 2016 at 11:00 a.m. Western Australian Standard Time, and at any adjournments or postponements thereof (the “General Meeting”).

The information contained in this U.S. Proxy Statement supplements the information provided to holders of ordinary shares in the Notice of General Meeting and the accompanying Explanatory Memorandum to Shareholders and proxy form.

In addition to solicitation by mail, certain of our directors, officers and employees may, to the extent permitted by Australian law, solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. Also, brokers, banks and other persons holding ordinary shares or American Depositary Shares (“ADSs”) representing ownership of ordinary shares on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. To the extent permitted by Australian law, we will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our ordinary shares or ADSs.

This U.S. Proxy Statement and accompanying proxy materials are expected to be first sent to our ordinary shareholders on or about August 30, 2016, and are also available at http://www.samsonoilandgas.com.

Background and Reasons for the General Meeting

On April 12, 2016, the Company issued 378,020,400 ordinary shares (the “Shares”) to raise $1.4 million (A$1.8 million), before placement agent expenses and costs of the issuance, to fund part of the purchase price of the Foreman Butte project and general working capital (the “April 2016 Issuance”). ASX Listing Rule 7.1 prohibits a listed company from issuing equity securities during any 12-month period in excess of 15% of the number of such securities outstanding at the beginning of such 12-month period without first obtaining shareholder approval. Under ASX Listing Rule 7.4, the Company is permitted to seek ratification by shareholders of an issuance of shares that was not previously approved by shareholders but issued under ASX Listing Rule 7.1. Resolution 1 seeks this approval in order to permit the Company to issue up to the full amount available under ASX rules in future offerings, subject to compliance in those offerings with limitations imposed by U.S. securities laws and the rules of the NYSE MKT, including (i) the limitation in Securities Act Form S-3 on issuing more than one-third of its public float in any twelve month period, and (ii) the obligation under NYSE MKT Rule 713 to obtain shareholder approval for certain issuances in excess of 20% of outstanding shares.

Resolution 2 seeks shareholder approval for the issuance of up to 300,000,000 ordinary shares without further shareholder approval to investors not classified as related parties of the Company under the ASX Listing Rules. The purpose of Resolution 2 is to enable the Company to raise further funds by means of equity placements, to assist with its funding needs and other corporate activities, without utilizing the Company's 15% placement capacity under Listing Rule 7.1. No specific issuances are contemplated at this time and, while some of the terms and conditions of are delineated below, any future issuance would be subject to the approval of the Company’s Board of Directors.

Notice of General Meeting
27 September 2016

Business of the General Meeting

At the General Meeting, shareholders will be asked to consider separate resolutions to:

•	Ratify the allotment of ordinary shares from the April 2016 Issuance; and

•	Approve the future issuance of up to 300,000,000 ordinary shares

The matters described in this U.S. Proxy Statement constitute the only business that the Board intends to present or is informed that others will present at the General Meeting. The proxy does, however, confer discretionary authority upon the Chairman of the General Meeting to vote on any other business that may properly come before the meeting. The Chairman has stated that he intends to vote all shares in respect of which he has been appointed proxy but without direction as to how to vote the shares in favor of all resolutions considered at the General Meeting. Accordingly, shareholders who do not wish their shares to be voted in favor of each of the resolutions should either direct the Chairman how they wish their shares to be voted, appoint another proxy to vote their shares in accordance with the directions on the proxy form, or attend the General Meeting in person to vote their shares.

Shareholders Entitled to Vote

Under Australian law, the Company may specify a time not more than 48 hours before the General Meeting at which a record of shareholders will be taken for the purposes of determining shareholder entitlements to vote at the General Meeting. The Company has determined that ordinary shares held as of 5:00 p.m. (AWST) on September 23, 2016 (referred to herein as the “record date” for holders of ordinary shares), will be taken, for purposes of determining voting entitlements at the General Meeting, to be held by the persons registered as holding them at that time. Each ordinary share is entitled to one vote on each matter. Cumulative voting is not permitted. Ordinary shareholders voting by proxy must return their proxy form to the Company at least 48 hours prior to the General Meeting in order for their votes to be counted.

As of August 12th, 2016, 3,215,854,701 ordinary shares, no par value, were issued and outstanding, of which 2,380,157,800 were held in the form of 11,900,789 ADSs. Each ADS represents 200 ordinary shares.

Under our constitution, the quorum for a meeting of holders of ordinary shares is two (2) holders of ordinary shares.

For purposes of determining the number of shares that have been cast for a resolution, a vote of “Abstain” does not increase the number of shares needed to achieve a majority vote. Abstentions are treated as if the shares so voted are not present at the vote on such resolution.

ADS holders may vote the ordinary shares underlying their ADSs in accordance with the deposit agreement among us, the depositary and the ADS holders (the “Deposit Agreement”). ADS holders should read “Differences between ADS Holders and Ordinary Shareholders” directly below.

Differences between ADS Holders and Ordinary Shareholders

The Bank of New York Mellon, as depositary, executes and delivers ADSs on our behalf. We are requesting the depositary, which holds the ordinary shares underlying the ADSs, to seek ADS holders’ instructions as to voting for the General Meeting. As a result, ADS holders may instruct the depositary to vote the ordinary shares underlying their ADSs. The depositary establishes the ADS record date. The depositary has set the ADS record date for the General Meeting as August 25, 2016.

Notice of General Meeting
27 September 2016

Because we have asked the depositary to seek the instructions of ADS holders, the depositary will notify ADS holders of the upcoming vote and arrange to deliver our voting materials and form of notice to them. The depositary then tries, as far as practicable, subject to Australian law and the terms of the Deposit Agreement, to vote the ordinary shares as our ADS holders instruct. The depositary does not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot guarantee that ADS holders will receive this U.S. Proxy Statement and the other proxy materials from the depositary in time to permit them to instruct the depositary to vote their shares. In addition, there may be other circumstances in which ADS holders may not be able to exercise voting rights. Furthermore, ADS holders can exercise their right to vote the ordinary shares underlying their ADSs by exchanging their ADSs for ordinary shares. However, even though we are subject to U.S. domestic issuer proxy rules and announcements of our shareholder meetings are made by press release and filed with the SEC, ADS holders may not know about the meeting early enough to exchange their ADSs for ordinary shares.

ADS holders are not required to be treated as holders of ordinary shares and do not have the rights of holders of ordinary shares. The Deposit Agreement sets out ADS holder rights as well as the rights and obligations of the depositary. New York State law governs the Deposit Agreement and the ADSs.

Differences between Holding Shares of Record and as a Beneficial Owner

If your ordinary shares are registered directly in your name with our transfer agent, Security Transfer Registrars Pty Ltd, you are considered, with respect to those shares, the shareholder of record, and we are sending this U.S. Proxy Statement and the other proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a proxy form for you to use.

Most holders of ordinary shares hold their ordinary shares through a broker or other nominee rather than directly in their own name. If your ordinary shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of the ordinary shares even though they are held in “street name,” and these proxy materials should be forwarded to you by the broker, trustee or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the General Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

If you are an ADS holder and your ADSs are held in a brokerage account or by another nominee, this U.S. Proxy Statement and the other proxy materials are being forwarded to you together with a voting instruction card by your broker or nominee (who received the proxy materials from the depositary). As the beneficial owner of the ADSs, you have the right to direct your broker or nominee, and hence the depositary, how to vote the ordinary shares underlying your ADSs. You are also invited to attend the General Meeting in person as provided below.

Attending the General Meeting

All beneficial owners and all holders of record of ordinary shares or ADSs as of the record date (or the ADS record date, as applicable), or their duly appointed proxies, may attend the General Meeting. If you are a beneficial owner of ordinary shares holding your shares through a broker or nominee (i.e., in street name) or you are an ADS holder or beneficial owner of ADSs, you may be asked to provide proof of your share ownership on the record date (or the ADS record date, as applicable), such as a current account statement, a copy of the voting instruction card provided by your broker, trustee or nominee or the depositary, or other similar evidence, in order to be admitted to the meeting.

Voting in Person at the General Meeting

Ordinary shares held in your name as the shareholder of record may be voted in person at the General Meeting. Ordinary shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the General Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the meeting. ADS holders will not be able to vote in person at the General Meeting unless they receive a proxy from the depositary (the sole record holder of ADSs). Instructions for obtaining a proxy from the depositary are included in the material that the depositary sends to ADS holders.

Notice of General Meeting
27 September 2016

Voting Without Attending the General Meeting

Whether you hold shares directly as an ordinary shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the General Meeting. Ordinary shareholders of record may complete and return the enclosed proxy form or may appoint another proxy to vote their shares, as described in the Notice of General Meeting. Beneficial owners of ordinary shares and holders of ADSs may direct how your shares are voted without attending the General Meeting by following the instructions in the voting instruction card provided by your broker, trustee, or depositary, as applicable. The Chairman has stated that he intends to vote all shares in respect of which he has been appointed proxy but without direction as to how to vote the shares in favor of all resolutions considered at the meeting. Accordingly, shareholders who do not wish their shares to be voted by the Chairman as proxy in favor of both of the resolutions expected to be considered should either direct the Chairman how they wish their shares to be voted, appoint another proxy to vote their shares in accordance with the directions on the proxy form, or attend the General Meeting in person to vote their shares.

Revocation of Proxies

Holders of ordinary shares can revoke their proxy at any time before it is voted at the General Meeting by either:

•	Submitting another timely, later–dated proxy by mail;

•	Delivering timely written notice of revocation to our Secretary; or

•	Attending the General Meeting and voting in person.

If your ordinary shares are held beneficially in street name or you are an ADS holder, you may revoke your proxy by following the instructions provided by your broker, trustee, nominee or depositary, as applicable.

Absence of Appraisal Rights

We are incorporated under the laws of Australia and, accordingly, are subject to the Australian Corporations Act (the “Corporations Act”). Under the Corporations Act, our shareholders are not entitled to appraisal rights with respect to any of the proposals to be acted upon at the General Meeting.

RESOLUTIONS TO BE VOTED ON

Note: The exact text of each resolution is set forth in the Notice of General Meeting: Agenda.

Vote Required for Approval

You may vote “For,” “Against” or “Abstain” on each of the resolutions. Each resolution will be approved if the votes cast in favor of the resolution exceed the votes cast against the resolution.  Abstentions and broker non-votes will have no effect on the outcome of the vote on either resolution. An abstention or broker non-vote is treated as if the shares so voted are not present for the vote on that resolution. The Chairman has stated that he intends to vote all shares in respect of which he has been appointed proxy but without direction as to how to vote the shares in favor of all resolutions presented at the General Meeting. Accordingly, shareholders who do not wish their shares to be voted by the Chairman as proxy in favor of both resolutions expected to be considered at the meeting should either direct the Chairman how they wish their shares to be voted, appoint another proxy to vote their shares in accordance with the directions on the proxy form, or attend the General Meeting in person to vote their shares.

Notice of General Meeting
27 September 2016

Recommendations of the Board

The Board recommends voting in favor of both resolutions.

Resolution 1—Ratify Allotment of Shares

On April 12, 2016 the Company issued a total of 378,020,400 ordinary shares to certain accredited investors pursuant to a Prospectus Supplement filed on April 12, 2016. The April 2016 Issuance raised $1.4 million (A$1.8 million) before placement agent expenses and costs of the issuance. The purposes of the issuance were to fund part of the purchase price on the acquisition of the Foreman Butte Project and for general working capital.

ASX Listing Rule 7.1 prohibits a listed company from issuing equity securities during any 12-month period in excess of 15% of the number of such securities outstanding at the beginning of such 12-month period without first obtaining shareholder approval. ASX Listing Rule 7.4 allows a company to seek ratification by shareholders of an issuance made without approval under Listing Rule 7.1 provided the issuance did not breach Listing Rule 7.1. As the April 2016 Issuance was not in breach of Listing Rule 7.1 and was not previously approved by the Company’s shareholders, the Board now seeks shareholder ratification of the issuance pursuant to ASX Listing Rule 7.4. The effect of passing Resolution 1 will be to refresh the Company’s 15% capacity under Listing Rule 7.1 to the extent of the 378,020,400 Shares issued on April 12, 2016. In addition, shareholder ratification of the April 2016 Issuance will refresh the Company’s available share capacity under NYSE MKT Rule 713, which requires shareholder approval for certain issuances of more than 20% of a listed company’s outstanding shares.

For the purposes of ASX Listing Rule 7.5, the following information is provided in relation to Resolution 1:

(1)	The total number of Shares issued was 378,020,400.
(2)	The Shares were issued at a price of $0.0037 per ordinary share ($0.74 per ADS).
(3)	The Shares rank equally in all respects with the Company's existing ordinary shares.
(4)	The Shares were issued to professional and sophisticated investors that are not related parties to the Company.
(5)	The purpose of the issuance was to fund part of the purchase price on the acquisition of the Foreman Butte Project and for general working capital.
(6)	A voting exclusion statement for Resolution 1 is included in the Notice of Meeting.

The full text of Resolution 1 is set forth in the Notice of Meeting: Agenda.

If Resolution 1 is not approved by Shareholders, the Company will not be able to refresh its 15% capacity under Listing Rule 7.1 to the extent of the 378,020,400 Shares issued on April 12, 2016, until April 12, 2017. A failure to approve Resolution 1 will have no effect on the validity of the April 2016 Issuance.

Resolution 2—Approval of Future Issue of Shares

Resolution 2 seeks Shareholder approval for the issuance of up to 300,000,000 ordinary shares without further shareholder approval, to investors not classified as related parties of the Company under the ASX Listing Rules. The purpose of Resolution 2 is to enable the Company to raise further funds by means of equity placements, to assist with its funding needs and other corporate activities, without utilising the Company's 15% placement capacity under Listing Rule 7.1. No specific issuances are contemplated at this time, and the terms and conditions of any future issuance would be subject to the approval of the Company’s Board.

If Shareholders do not approve Resolution 2 and the Company seeks to raise further funds through an issuance of equity securities exceeding its 15% placement capacity, Shareholder approval would be required at the time of the proposed issuance, which may impede the Company’s ability to complete a proposed financing transaction in a timely manner or at all.

Notice of General Meeting
27 September 2016

Resolution 2 seeks prior Shareholder approval of a transaction or series of transactions with the following terms and conditions:

(1)	The maximum number of ordinary shares to be issued will be 300,000,000.

(2)	The ordinary shares will be issued by no later than 3 months after the date of the Meeting.

(3)	The issue price will be at least 80% of the volume weighted average market price for ordinary shares, calculated over the last 5 days on which sales in Shares are recorded on the ASX before the day on which the issue is made or, if there is a prospectus, product disclosure statement or offer information statement relating to the issue, over the last 5 days on which sales in ordinary shares are recorded before the date on which the prospectus, product disclosure statement or offer information statement is signed.

(4)	The shares will be issued to professional and/or sophisticated investors that are not related parties of the Company.

(5)	The shares will be fully paid ordinary shares in the capital of the Company and will upon issue rank equally in all respects with the existing Shares. The Company will apply to ASX for official quotation of the shares.

(6)	Funds raised from the issue of shares will be used for exploration and development of the Foreman Butte Project and general working capital.

(7)	The Directors have not yet determined the final issue date (if any) for the shares which are the subject of Resolution 2. However, any issue of shares will occur by no later than 3 months after the date of the Meeting, and the shares may be issued progressively.

(8)	A voting exclusion statement for Resolution 2 is included in the Notice of Meeting.

The full text of Resolution 2 is set forth in the Notice of Meeting: Agenda.

If Resolution 1 is approved by Shareholders but Resolution 2 is not so approved, then the Company will not be able to raise funds by means of equity placements without (a) utilizing the Company's 15% placement capacity under ASX Listing Rule 7.1 or (b) obtaining shareholder approval at the time of the proposed issuance. In such an event, NYSE MKT rules will not impose any further Shareholder approval requirements since the 15% of currently outstanding shares threshold under ASX Listing Rule is necessarily lower than the 20% threshold that would trigger the shareholder approval requirements of NYSE MKT Rule 713.

If Resolution 1 and Resolution 2 are both approved by Shareholders, then the Company will be able to sell equity securities without (a) using the Company's 15% placement capacity under Listing Rule 7.1 or (b) obtaining shareholder approval prior to the proposed issuance. In such an event, NYSE MKT rules will not require any further approval by Shareholders prior to closing a transaction like the ones described in Resolution 2 since the number of shares to be issued in such a transaction (a maximum of 300,000,000 ordinary shares) will be less than the 20% of currently outstanding shares that would trigger the shareholder approval requirements of NYSE MKT Rule 713. It is also likely that, in such a case, a subsequent transaction involving the issuance of up to 15% of the Company’s then outstanding shares as permitted under ASX Listing Rule 7.1 would be permitted under NYSE MKT rules without an additional vote of Shareholders so long as the subsequent transaction is not deemed to be part of the same transaction as the prior issuance authorized by Resolution 2.

Notice of General Meeting
27 September 2016

DILUTION

If the shares proposed to be authorized by Resolution 2 are issued, the interest of current Shareholders will be diluted to the extent of the difference between the offering price per unit and the net tangible book value per ordinary share after the issuance offering. As of March 31, 2016, our historical net tangible book value was (A$1.8 million), or (A$0.0005) per ordinary share, based on 3,215,854,701 ordinary shares outstanding at August 15, 2016. Our historical net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of ordinary shares outstanding as of August 15, 2016. After giving effect to the proposed issuance of up to 300,000,000 ordinary shares in the offering proposed by Resolution 2 at an offering price of A$0.0032 per ordinary share, or A$0.64 per ADS, and after deducting anticipated placement agents’ fees and expenses, our net tangible book value as of March 31, 2016 would have been A$2.7 million, or A$0.00077 per ordinary share. This represents an immediate increase of net tangible book value of A$0.0002 per share to our existing Shareholders and an immediate dilution of (A$0.0038) per share to investors purchasing ordinary shares in the proposed offering. The following pro forma table illustrates this per share dilution.

Offering price per ordinary share*	A$	0.0032
Historical net tangible book value per share at March 31, 2016**		0.0005
Increase per share attributable to investors purchasing ordinary shares in the offering	A$	0.0002
Pro forma net tangible book value per share, as adjusted to give effect to the offering		0.0007
Dilution to investors in proposed offering	A$	(0.0038)

*             The offering price is an estimate based on 80% of our current share price, the actual dilution to investors may be more or less depending on the issue price of the shares, if and when its issued.

**           The net tangible book value per share may be different at the time the offering is closed.

The above discussion and table excludes 320,615,786 ordinary shares issuable upon the exercise of warrants and options outstanding as of August 15, 2016, at a weighted average exercise price of A$0.038 per share. To the extent that outstanding exercisable options or warrants are exercised, purchasers in the offering proposed by Resolution 2 may experience further dilution. In addition, Samson may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, the ownership of investors in the proposed offering may be further diluted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This section sets forth information regarding the beneficial ownership of our ordinary shares, including ordinary shares held by means of ADSs, by certain known holders of our ordinary shares and by our executive officers and directors. Beneficial ownership has been determined in accordance with applicable SEC rules.

As of August 15, 2016, the Company was aware of one beneficial owner of more than 5% of the Company’s ordinary shares, as set forth in the table below. All information concerning security ownership of certain beneficial owners is based upon filings made by such persons with the SEC or upon information provided by such persons to us..

	Ordinary Shares Beneficially Owned
Name	Amount of Ordinary Shares	Percent of Total Ordinary Shares
Robert E. Mead(1)	221,773,000	7.81%

_________________

(1) Based on a Form 13G/A filed February 3, 2016, listing the shareholder as owning 1,108,865 ADSs. The shareholder’s address is 3653 Maplewood Ave., Dallas, TX 75205.

Notice of General Meeting
27 September 2016

The following table sets forth information regarding beneficial ownership of our ordinary shares by our executive officers and directors as of August 15, 2016. Except as otherwise indicated, (i) the address of the persons listed below is c/o Samson Oil & Gas Limited, 1331 17th Street, Suite 710, Denver, CO 80202 and (ii) the persons listed below, to our knowledge, have sole voting and investment power with respect to all shares of ordinary shares shown as beneficially owned by them, subject to the application of community property laws where applicable. To the Company’s knowledge, none of the ordinary shares held by our executive officers and directors have been pledged as security as of that date. Beneficial ownership representing less than 1% is denoted with an asterisk.

	Ordinary Shares Beneficially Owned
Name	Amount of Ordinary Shares	Percent of Total Ordinary Shares
Directors and officers
Terence Barr(1)	15,349,304	*
Greg Channon (2)	100,000	*
Peter Hill	-	*
Denis Rakich (3)	200,000
Robyn Lamont(4)	2,471,978	*
David Ninke(5)	2,112,400	*

Current Directors and Current Executive Officers as a group (six persons)	20,233,682	0.63%

(1)   Consists of 14,064,366 ordinary shares, 2,410 ADSs (482,000 ordinary shares), and currently exercisable warrants to purchase 802,938 ordinary shares.

(2)   Consists of 100,000 ordinary shares.

(3)   Consists of 200,000 ordinary shares

(4)   Consists of 1,961,178 ordinary shares, 2,554 ADSs (510,800 ordinary shares).

(5)   Consists of 10,562 ADSs held free of restrictions (2,112,400 ordinary shares).

OTHER MATTERS

Communicating with the Board of Directors

Interested parties may direct correspondence to the Board or to any individual director by mail to the following address: Samson Oil & Gas Limited, Attn: Chairman, Board of Directors, 1331 17th Street, Suite 710, Denver, Colorado 80202.

NOTICE OF GENERAL MEETING
27 SEPTEMBER 2016

Communications should indicate (i) the type and amount of Samson securities held by the person submitting the communication, if any, and/or the nature of the person’s other interest in Samson, (ii) any personal interest the person has in the subject matter of the communication and (iii) the person’s mailing address, e–mail address and telephone number. Unless the communication relates to an improper topic (e.g., it contains offensive content or advocates that we engage in illegal activities) or it fails to satisfy the procedural requirements of the policy, we will deliver it to the person(s) to whom it is addressed.

Proposals by Holders of Ordinary Shares and Holders of ADSs

Any proposal that a holder of ordinary shares or ADSs wishes to include in proxy materials for our 2017 Annual General Meeting of shareholders pursuant to SEC Rule 14a–8 must be have been received no later than Monday, June 13, 2017 and must have been submitted in compliance with the rule. If we change the date of our 2017 Annual General Meeting by more than 30 days from the date of the 2016 Annual General Meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. Proposals should be directed to Samson Oil & Gas Limited, Attn: Secretary, Level 16, AMP Building, 140 St. Georges Terrace, Perth, Western Australia 6000.

Pursuant to SEC Rule 14a–4(c)(1), if our Secretary receives any shareholder proposal at the address listed above after Thursday, August 25, 2016 that is intended to be considered at the Extraordinary General Meeting on September 27, 2016, without inclusion in the U.S. Proxy Statement for the meeting, all proxies will have discretionary authority to vote on such proposal.

Notwithstanding the foregoing, any nomination for director that a shareholder wishes to propose for consideration at the 2017 Annual General Meeting of shareholders, but does not seek to include in our U.S. Proxy Statement under applicable SEC rules, must be received at our principal executive offices no later than 30 business days before the 2017 Annual General Meeting pursuant to Section 3.5 of the Company’s Constitution. Section 3.5 of our Constitution also requires that the Company receive a consent to act as a director signed by the person who is nominated at least 30 business days before the 2017 Annual General Meeting. Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise proceed pursuant to the Company’s Constitution and the Corporations Act 2001.

By order of the Board of Directors,

/s/ Denis Rakich
Secretary

PROXY FORM

The Secretary

Samson Oil & Gas Limited

Level 16, AMP Building

140 St Georges Terrace

PERTH WA 6000

I/We _______________________________________________________________(Full Name – Block Letters) of ______________________________________________________ being a member of Samson Oil & Gas Limited hereby appoint ________________________________________ to exercise _______________% of my/our voting rights (Name of 1stProxy)

_____________________________________________ to exercise _________________% of my/our voting rights

(2nd Proxy - Optional)

or in his/her absence, or if no individual or body corporate is named, the Chairman of the Meeting as my/our proxy/proxies to act generally and to vote on my/our behalf at the General Meeting of the Company to be held at 11.00am on Tuesday, 27 September 2016 and at any adjournment thereof in accordance with the following directors (or if no directions have been given, and to the extent permitted by law, as the proxy see fits).

The Chairman of the Meeting will act as your proxy if you do not appoint someone or if the appointed proxy does not attend the Meeting. THE CHAIRMAN OF THE MEETING INTENDS TO VOTE ALL SHARES IN RESPECT OF WHICH HE HAS BEEN APPOINTED PROXY BUT WITHOUT DIRECTION AS TO HOW TO VOTE THE SHARES IN FAVOUR OF ALL RESOLUTIONS TO BE CONSIDERED AT THE MEETING. In exceptional circumstances, the Chairman of the Meeting may change his voting intentions on any resolution, in which case an ASX announcement will be made.

THEREFORE, IF YOU DO NOT WISH YOUR SHARES TO BE VOTED BY THE CHAIRMAN IN THIS MANNER AS YOUR PROXY, IT IS IMPORTANT THAT YOU EITHER:

(1)	DIRECT THE CHAIRMAN HOW TO VOTE ON EACH RESOLUTION;
(2)	APPOINT SOMEONE ELSE TO ACT AS YOUR PROXY IN ACCORDANCE WITH DIRECTIONS ON THE PROXY FORM; OR
(3)	ATTEND THE GENERAL MEETING IN PERSON TO VOTE YOUR SHARES

If you mark the Abstain box for an item, you are directing your proxy not to vote on your behalf on a show of hands or a poll and your votes will not be counted in computing the required majority.

	RESOLUTIONS	FOR	AGAINST	ABSTAIN
1	To ratify allotment of shares	☐	☐	☐
2	To approve future issue of shares	☐	☐	☐

Dated_______________________this__________________________day of_____________________________2016

_____________________________________________

Signature of Member signature of Joint Member

or if a company:

Sole Director and Sole Company Secretary	Director	Director / Company Secretary

INSTRUCTIONS FOR APPOINTMENT OF PROXY

(1) A member entitled to attend and vote at the Meeting is entitled to appoint not more than two proxies.

(2) Where more than one proxy is appointed, each proxy must be appointed to represent a specified proportion of the member's voting rights. If that proportion is not specified, each proxy may exercise one-half of the member’s voting rights.

(3) A proxy need not be a member of the Company.

Forms to appoint proxies and the Power of Attorney (if any) under which it is signed or an office copy or certified copy thereof must be deposited with the Company at the registered office, Level 16, AMP Building, 140 St Georges Terrace, Perth, or faxed to the Company (Fax No: (08) 9220 9820 and for overseas shareholders: 618 9220 9820, not less than 48 hours before the time for holding the Meeting.